UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 28, 2025

Oxley Bridge Acquisition Limited

(Exact name of registrant as specified in its charter)

Cayman Islands	001-42713	98-1810002
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

333 Seymour Street
Vancouver, BC V6B 5A6,
Canada

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (778) 653-3584

Not Applicable

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share and one-half of one redeemable warrant	OBAWU	The Nasdaq Stock Market LLC
Class A ordinary shares, par value $0.0001 per share	OBA	The Nasdaq Stock Market LLC
Redeemable warrants, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50 per share	OBAWW	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 28, 2025, the Oxley Bridge Acquisition Limited (the “Company”) appointed Jingjing (Jessie) Yan as the President of the Company.

Ms. Yan has 18 years of investment, strategic, and legal experience, including mergers and acquisitions, private equity investments, capital markets transactions, and fund management. Ms. Yan has served as Partner and General Counsel at Lunar Capital, a private equity buyout fund, since November 2015. In this capacity, Ms. Yan partners closely with the Managing Partner in driving and implementing the firm’s strategic vision, operational initiatives and sourcing new opportunities. She also leads investor relations, ensuring transparent and effective communication with stakeholders and oversees all legal and compliance matters. In addition, Ms. Yan serves as Secretary to the Investment Committee, where she plays an integral role in governance and decision-making, while championing the firm’s ESG initiatives. From October 2013 to September 2015, Ms. Yan served as a Director at CITIC CLSA, the overseas subsidiary of CITIC Securities, where she was involved in the integration of the CITIC CLSA merger, management of balance sheet investments, and the expansion of its private equity platform.". From January 2006 to September 2013, Ms. Yan practiced law at leading international law firms including White & Case LLP and Morrison & Foerster LLP, where she focused on complex cross-border M&As, IPOs, regulatory compliance, and corporate governance. Ms. Yan received a Bachelor of Law with Honors and Bachelor of Commerce from The University of Adelaide, Australia.

No family relationships exist between Ms. Yan and any other directors or executive officers of the Company. Ms. Yan is not a party to any arrangements with any other person pursuant to which she was nominated as President. There are no transactions to which the Company is or was a participant and in which Ms. Yan has material interests subject to disclosure under Item 404(a) of Regulation S-K.

In connection with the appointment, Ms. Yan signed a joinder to that certain letter agreement dated as of June 24, 2025, by and among the Company, its officers, its directors and Oxley Bridge Holdings LLC (the “Sponsor”), pursuant to which, among other things, Ms. Yan agreed to waive certain redemption rights and to vote any ordinary shares of Company she holds in favor of an initial business combination. Ms. Yan also signed a joinder to that certain Registration Rights Agreement dated June 24, 2025, by and among the Company, its officers, its directors and the Sponsor, pursuant to which, among other things, Ms. Yan was granted certain demand and “piggyback” registration rights, which will be subject to customary conditions and limitations. Ms. Yan also entered into a standard director indemnity agreement with the Company, a form of which was filed as Exhibit 10.6 to the Company’s Current Report on Form 8-K filed with the SEC on June 26, 2025.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OXLEY BRIDGE ACQUISITION LIMITED

By:	/s/ Jonathan Lin
	Name:	Jonathan Lin
	Title:	Chief Executive Officer

Dated: July 28, 2025

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